   As filed with the Securities and Exchange Commission on December 1, 1994
                                                    Registration No. 33-________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ----------------
                            STERLING SOFTWARE, INC.
            (Exact name of registrant as specified in its charter)
          DELAWARE                                       75-1873956
  (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                    Identification No.)
                         8080 North Central Expressway
                                  Suite 1100
                              Dallas, Texas 75206
                                (214) 891-8600
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ----------------

      JEANNETTE P. MEIER, ESQ.                With a copy to:
      Executive Vice President,        CHARLES D. MAGUIRE, JR., ESQ.
    Secretary and General Counsel        Jackson & Walker, L.L.P.
       Sterling Software, Inc.                901 Main Street
    8080 North Central Expressway               Suite 6000
             Suite 1100                     Dallas, Texas 75202
         Dallas, Texas 75206                   (214) 953-5850
           (214) 891-8685

    (Name, address, including zip code, and
     telephone number, including area code,
              of agent for service)
                               ----------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
   Title of Each Class         Amount       Proposed Maximum     Proposed Maximum
     of Securities to          to be         Offering Price          Aggregate          Amount of
      be Registered          Registered        Per Unit(1)       Offering Price(1)   Registration Fee
- -----------------------------------------------------------------------------------------------------
Common Stock, par value
$.10 per share             484,185 shares       $29.50               $14,283,457        $4,926
=====================================================================================================

/(1)/Estimated solely for the purpose of calculating the registration fee.
     Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on November 23, 1994.
                               ----------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS
                                484,185 Shares

                            STERLING SOFTWARE, INC.

                                 Common Stock

     Pursuant to an Amended and Restated Agreement and Plan of Merger dated August 31, 1994 (as amended, the "Merger Agreement"), Sterling Software, Inc. ("Sterling" or the "Company") acquired KnowledgeWare, Inc., a Georgia corporation ("KnowledgeWare"), through the merger (the "Merger") of a wholly owned subsidiary of Sterling ("Merger Sub") with and into KnowledgeWare effective November 30, 1994 (the "Effective Time"). As a result of the Merger,
(i) KnowledgeWare became a wholly owned subsidiary of Sterling and (ii) each outstanding share of common stock, without par value ("KnowledgeWare Common Stock"), of KnowledgeWare (other than (a) shares owned by Sterling, Merger Sub or any other subsidiary of Sterling and (b) shares held in KnowledgeWare's treasury immediately prior to the Effective Time) were converted into the right to receive up to .1653 of a share of common stock, par value $.10 per share ("Sterling Common Stock"), of Sterling. Upon effectiveness of the Merger, holders of KnowledgeWare Common Stock became entitled to receive .1322 of a share of Sterling Common Stock for each share of KnowledgeWare Common Stock; the remaining 20% of the number of shares of Sterling Common Stock issuable upon effectiveness of the Merger were placed in escrow (the "Escrowed Shares") pursuant to the terms of an escrow agreement (the "Escrow Agreement") and will be distributed to KnowledgeWare common stockholders only if and to the extent that such shares are not necessary to cover certain losses, claims, liabilities, judgments, costs and expenses that may be incurred by Sterling, Merger Sub or KnowledgeWare in connection with any pending or threatened litigation, action, claim, proceeding, dispute or investigation ("Action") (including amounts paid in settlement) to which Sterling, Merger Sub or KnowledgeWare is or may become a party and with respect to which Sterling is entitled to indemnification under the Merger Agreement.

     Pursuant to the Escrow Agreement, if Sterling delivers to the escrow agent (the "Escrow Agent") under the Escrow Agreement a notice of a claim for indemnification, then, subject to the dispute mechanism provided in the Escrow Agreement, the Escrow Agent will, at Sterling's direction, transfer to Sterling either (i) a number of Escrowed Shares having a value equal to the amount so claimed, following which Sterling may sell all or a portion of such shares or take all or a portion of such shares into treasury, or (ii) proceeds from the sale of Escrowed Shares equal to the amounts so claimed. This Prospectus relates to the offer and sale of the Escrowed

                        (cover continued on next page)

                                ----------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ----------------
               The date of this Prospectus is ____________, 1994.
                               ----------------

                            (cover page continued)

Shares on behalf of Sterling by the Escrow Agent or by Sterling in the event Escrowed Shares are first returned to Sterling by the Escrow Agent, the proceeds from which sales will be used to satisfy claims by Sterling for indemnification pursuant to the Merger Agreement and the Escrow Agreement. See "Use of Proceeds" and "Plan of Distribution."

     The Escrowed Shares may be sold from time to time by the Escrow Agent or Sterling, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges, including the New York Stock Exchange (the "NYSE"), or in the over the counter market, or in negotiated transactions, in each case at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. Upon any sale of the Escrowed Shares offered hereby, the Escrow Agent or such successors in interest and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the sale of such securities may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

     The Sterling Common Stock is listed for trading on the NYSE under the symbol "SSW." On November 29, 1994, the closing price of the Sterling Common Stock on the NYSE was $30.00. The Company will pay all expenses incurred in connection with this offering, which are estimated to be approximately $22,000.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Sterling Common Stock is listed on the NYSE. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act (the "Registration Statement"), omits certain of the information contained in the Registration Statement. Reference is made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Sterling Common Stock offered hereby. Copies of such Registration Statement are available from the Commission. Statements contained herein concerning the provisions of documents filed herewith as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Company's principal executive offices are located at 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206, and its telephone number at such address is (214) 891-8600.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

     (i) Annual Report on Form 10-K (File No. 1-8465) for the year ended September 30, 1993, as amended by Form 10-K/A Amendment No. 1, filed January 26, 1994;

     (ii) Quarterly Report on Form 10-Q (File No. 1-8465) for the quarter ended December 31, 1993;

     (iii) Quarterly Report on Form 10-Q (File No. 1-8465) for the quarter ended March 31, 1994, as amended by Form 10-Q/A Amendment No. 1, filed May 16, 1994;

     (iv) Quarterly Report on Form 10-Q (File No. 1-8465) for the quarter ended June 30, 1994;

     (v) Current Report on Form 8-K (File No. 1-8465) dated November 15, 1993, filed November 16, 1993;

     (vi) Current Report on Form 8-K (File No. 1-8465) dated July 31, 1994, filed August 2, 1994;

     (vii) Current Report on Form 8-K (File No. 1-8465) dated August 1, 1994, filed August 2, 1994;

     (viii) Current Report on Form 8-K (File No. 1-8465) dated August 31, 1994, filed September 2, 1994;

     (ix) Current Report on Form 8-K (File No. 1-8465) dated November 3, 1994, filed November 3, 1994;

     (x) Current Report on Form 8-K (File No. 1-8465) dated November 14, 1994, filed November 14, 1994;

     (xi) Current Report on Form 8-K (File No. 1-8465) dated November 14, 1994, filed November 25, 1994; and

     (xii) the description of the Sterling Common Stock contained in Sterling's Registration Statement on Form 8-A (File No. 0-108465), filed March 7, 1990.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for copies should be directed to the Company's principal office: Sterling Software, Inc., 8080 N. Central Expressway, Suite 1100, Dallas,

Texas 75206, Attention: Jeannette P. Meier, Executive Vice President, Secretary and General Counsel (telephone: (214) 891-8600).


                                USE OF PROCEEDS

     The proceeds from the sale of the Escrowed Shares covered by this Prospectus, whether by the Escrow Agent or Sterling, will be used to satisfy claims by Sterling for indemnification pursuant to the Merger Agreement and the Escrow Agreement. Pursuant to the Merger Agreement, KnowledgeWare agreed to indemnify Sterling and Merger Sub, and their respective subsidiaries, directors, officers, employees and agents from and against all losses, claims, counterclaims, obligations, causes of action, liabilities, costs, damages, judgments and expenses (including attorneys' fees, and expenses incurred in connection with investigating, preparing for, pursuing or defending any Action) (collectively, "Damages") asserted against or incurred by KnowledgeWare, Sterling, Merger Sub or such other persons from or after the date of the Merger Agreement, by reason of or arising from any Action pending as of the date of the Merger Agreement or thereafter arising, including Actions arising out of violations or alleged violations of securities laws, but excluding Actions arising out of ordinary course of business transactions, Actions brought by current or former employees with respect to their employment or termination thereof and certain other Actions. The remedies of Sterling, Merger Sub and the other persons to be indemnified are limited in all cases to the Escrowed Shares and the provisions of the Escrow Agreement. Since August 30, 1994, a number of Actions have been filed against KnowledgeWare and certain of its officers alleging violations of securities laws. Losses, claims, liabilities, judgments, costs or expenses of KnowledgeWare, Sterling or Merger Sub resulting from these Actions will result in claims for indemnification to be satisfied from the Escrowed Shares.


                 SALES OF ESCROWED SHARES BY THE ESCROW AGENT

     This Prospectus covers offers and sales from time to time by the Escrow Agent on behalf of Sterling of the Escrowed Shares pursuant to the Merger Agreement and the Escrow Agreement, as well as offers and sales by Sterling in the event Escrowed Shares are first returned to Sterling by the Escrow Agent. The First National Bank of Boston, N.A. (the "Bank") currently is serving as the Escrow Agent, subject to being removed and to its right to resign as set forth in the Escrow Agreement. Set forth below are the number of shares of Sterling Common Stock owned (including the Escrowed Shares) by the Bank, the number of Escrowed Shares that may be offered and sold by the Bank pursuant to this Prospectus and the number of shares of Sterling Common Stock to be owned by the Bank upon completion of the offering if all Escrowed Shares are sold.

 Ownership of Sterling      Number of      Ownership of Sterling
 Common Stock Prior to   Escrowed Shares      Common Stock
       Offering              Offered       After the Offering
- ----------------------- ----------------  -----------------------
       484,185                484,185             ----


     The Bank is a lender under the Company's revolving credit and term loan agreement and acts as the Company's stock transfer agent. In addition, the Bank is acting as exchange agent in connection with the Merger and acted as exchange agent in connection with the Company's acquisition of Systems Center, Inc. in July 1993.


                             PLAN OF DISTRIBUTION

     Pursuant to the Escrow Agreement, if prior to the second anniversary of the Effective Time Sterling delivers to the Escrow Agent written notice (a "Sterling Notice") of a claim for indemnification for Damages, on the twentieth business day following receipt of such notice, the Escrow Agent will, at Sterling's direction, transfer to Sterling either (i) a number of Escrowed Shares having a value equal to such Damages, following which Sterling may sell all or a portion of such shares or take all or a portion of such shares into treasury, or (ii) proceeds from the sale of Escrowed Shares equal to such Damages, unless within that time period the representative designated as such in the Escrow Agreement (the "Representative") delivers to the Escrow Agent a written notice disputing Sterling's claim. The number of Escrowed Shares to be transferred or sold shall be determined by dividing the dollar amount of Damages by the most recently reported closing sale price per share of the Sterling Common Stock preceding the date of the Sterling Notice. If the Representative delivers a dispute notice, the Escrow Agent will retain the Escrowed Shares until either (i) the Escrow Agent receives joint instructions from Sterling and the Representative or (ii) the dispute is settled by litigation. Within 30 days prior to the second anniversary of the Effective Time, Sterling may deliver to the Escrow Agent a notice (a "Contingent Claim Notice") that Sterling believes there exist one or more Actions ("Contingent Actions") with respect to which Sterling believes it will be entitled to indemnification for Damages subsequent to the second anniversary of the Effective Time, together with Sterling's reasonable good faith estimate of the maximum amount of Damages for which it would be entitled to indemnification.

     On the second anniversary of the Effective Time, the Escrow Agent will disburse to the holders of KnowledgeWare Common Stock as of the Effective Time any Escrowed Shares remaining subject to the Escrow Agreement, other than shares that are the subject of a Sterling Notice or a Contingent Claim Notice. With respect to any Escrowed Shares remaining subject to the Escrow Agreement due to a Contingent Claim Notice, if the related Contingent Action has not been resolved or is not subject to litigation by the fourth anniversary of the Effective

Time, such Escrowed Shares will be disbursed to the holders of KnowledgeWare Common Stock as of the Effective Time.

     The Representative will be compensated for its services under the Escrow Agreement at hourly rates, out of the Escrowed Shares, upon submission of invoices therefor. The Representative also will be indemnified, out of the Escrowed Shares, for any loss or damages it may incur as a result of its services under the Escrow Agreement, except any such loss or damages arising out of the Representative's willful misconduct. Sterling will not receive any of the proceeds from the sales of Escrowed Shares for such purposes.

     The Escrowed Shares offered hereby may be sold from time to time by the Escrow Agent or Sterling, or by pledgees, donees, transferees or other successors in interest. The Escrowed Shares may be disposed of from time to time in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Escrow Agent or Sterling or such successors in interest and/or from the purchasers of the Escrowed Shares for whom they may act as agent, (iv) the writing of options on the Escrowed Shares, (v) the pledge of the Escrowed Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Escrowed Shares or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Escrowed Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and
(viii) an exchange distribution in accordance with the rules of such exchange, including the NYSE, or in transactions in the over the counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Escrow Agent or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Escrowed Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Escrowed Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Company will pay all of the expenses incident to the offering and sale of the Escrowed Shares to the public.


     In the event of a material change in the plan of distribution disclosed in this Prospectus, the Escrow Agent and Sterling will not be able to effect transactions in the Escrowed Shares pursuant to this Prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the Commission.

                                 LEGAL MATTERS

     Certain legal matters in connection with the validity of the securities offered hereby have been passed upon for the Company by Jackson & Walker, L.L.P., Dallas, Texas. Michael C. French, a partner in Jackson & Walker, L.L.P., is a director of the Company.


                                    EXPERTS

     The consolidated financial statements and financial statement schedules appearing in Sterling's Annual Report on Form 10-K for the year ended September 30, 1993, as amended by Form 10-K/A Amendment No.1 filed January 26, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein, which as to the years 1992 and 1991, are based in part on the report of Arthur Andersen LLP, independent public accountants. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The consolidated financial statements of KnowledgeWare, Inc. and subsidiaries as of June 30, 1994 and 1993 and for each of the three years in the period ending June 30, 1994 incorporated by reference in this Prospectus have been incorporated herein on the report, which includes an explanatory paragraph about KnowledgeWare, Inc.'s ability to continue as a going concern, of Coopers & Lybrand L.L.P., independent certified public accountants, given upon authority of that firm as experts in accounting and auditing.

===============================================   ==============================

No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon.
This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than registered securities to which it relates, or an offer to or a solicitation of any person in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.
                                                  STERLING SOFTWARE, INC.

                                                        PROSPECTUS

                                                                , 1994
                                                        --------



           TABLE OF CONTENTS
           -----------------

                                    Page
Available Information...............   3
Incorporation of Certain
  Documents by Reference............   3
Use of Proceeds.....................   5
Sales of Escrowed Shares
  by The Escrow Agent...............   5
Plan of Distribution................   6
Legal Matters.......................   8
Experts.............................   8

===============================================   ==============================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
               -------------------------------------------

     The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which will be paid by the Registrant, are as follows:


          Registration Fee.................  $ 4,926.00
          Printing and Engraving Expenses..    6,000.00
          Accounting Fees and Expenses.....    5,000.00
          Legal Fees and Expenses..........    5,000.00
          Miscellaneous....................    1,074.00
                                              _________
          Total............................  $22,000.00
                                              =========

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
               -----------------------------------------

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's Certificate of Incorporation, Bylaws, any agreement or otherwise.

     Article IX of the Company's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article IX of the Company's Restated Bylaws provides for indemnification of officers and directors. In addition, the Company has entered into Indemnity Agreements with each of its officers and directors pursuant to which such officers and directors may be indemnified against losses arising from certain claims, including claims under the Securities Act, which may be made by reason of their being officers or directors.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     ITEM 16.  EXHIBITS.
               --------

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.


Exhibit
 Number   Description of Exhibit
- --------  ----------------------
1         None.

2.1       Amended and Restated Agreement and Plan of Merger dated as of August
          31, 1994 among the Registrant, KnowledgeWare, Inc. and SSI
          Corporation./(1)/

2.2       Agreement dated October 11, 1994 among the Registrant, KnowledgeWare,
          Inc. and SSI Corporation./(1)/

2.3 First Amendment to Amended and Restated Agreement and Plan of Merger dated as of October 24, 1994 among the Registrant, KnowledgeWare, Inc.
          and SSI Corporation./(1)/

4.1       Certificate of Incorporation of the Registrant./(2)/

4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant./(3)/

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant./(4)/

4.4       Restated Bylaws of the Registrant./(5)/

4.5       Form of Common Stock Certificate./(6)/

5         Opinion of Jackson & Walker, L.L.P./(7)/

8         None.

12        None.

15        None.

23.1      Consent of Ernst & Young LLP./(7)/

23.2      Consent of Arthur Andersen LLP./(7)/

23.3      Consent of Coopers & Lybrand L.L.P./(7)/


23.4      Consent of Jackson & Walker, L.L.P. (included in its opinion filed as
          Exhibit 5 to this Registration Statement)./(7)/

24        Power of Attorney (appearing on page II-6 of this Registration
          Statement)./(7)/

25        None.

26        None.

27        None.

28        None.

99        Form of Escrow Agreement dated as of November 30, 1994 among the
          Registrant, KnowledgeWare, Inc., The First National Bank of Boston,
          N.A. and Stuart Finestone./(1)/

________________

/(1)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 33-56185 on Form S-4 and incorporated herein by reference.

/(2)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 2-82506 on Form S-1 and incorporated herein by reference.

/(3)/ Previously filed as an exhibit to the Registrant's Annual Report on Form
      10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.

/(4)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 33-69926 on Form S-8 and incorporated herein by reference.

/(5)/ Previously filed as an exhibit to the Registrant's Registration No. 33-
      47131 on Form S-8 and incorporated herein by reference.

/(6)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 2-86825 on Form S-1 and incorporated herein by reference.

/(7)/ Filed herewith.

     ITEM 17.  UNDERTAKINGS.
               ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     Each person whose signature appears below authorizes Sterling L. Williams, George H. Ellis and Jeannette P. Meier, and each of them, each of whom may act without joinder of the others, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on the 30th day of November, 1994.



                                       STERLING SOFTWARE, INC.



Date:  November 30, 1994               By:   /s/ Jeannette P. Meier
                                             --------------------------------
                                          Name:     Jeannette P. Meier
                                               ------------------------------
                                          Title:    Executive Vice President
                                                -----------------------------

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signatures                       Title                     Date
        ----------                       -----                     ----
                                   President, Chief
                                   Executive Officer
/s/ STERLING L. WILLIAMS             and Director            November 30, 1994
- --------------------------
   Sterling L. Williams      (Principal Executive Officer)

                               Executive Vice President
                                      and Chief
/s/ GEORGE H. ELLIS                Financial Officer         November 30, 1994
- --------------------------
     George H. Ellis                (Principal Financial and
                                 Accounting Officer)

/s/ SAM WYLY                        Chairman of the          November 30, 1994
- --------------------------
         Sam Wyly                 Board of Directors


/s/ CHARLES J. WYLY, JR.         Vice Chairman of the        November 30, 1994
- --------------------------
   Charles J. Wyly, Jr.           Board of Directors



/s/ EVAN A. WYLY                       Director              November 30, 1994
- --------------------------
       Evan A. Wyly


/s/ MICHAEL C. FRENCH                  Director              November 30, 1994
- --------------------------
     Michael C. French


/s/ ROBERT J. DONACHIE           Chairman of the Audit       November 30, 1994
- --------------------------
    Robert J. Donachie          Committee and Director

/s/ PHILLIP A. MOORE                Executive Vice           November 30, 1994
- --------------------------
    Phillip A. Moore                  President,
                                Technology and Director


/s ROBERT E. COOK                      Director              November 30, 1994
- --------------------------
     Robert E. Cook



/s/ DONALD R. MILLER, JR.              Director              November 30, 1994
- --------------------------
   Donald R. Miller, Jr.

                               INDEX TO EXHIBITS


                                                             Sequentially
Exhibit                                                        Numbered
Number   Description of Exhibit                                  Page
- ------   ----------------------                                  ----
1        None.

2.1      Amended and Restated Agreement and Plan of Merger dated as of August
         31, 1994 among the Registrant, KnowledgeWare, Inc. and SSI
         Corporation./(1)/

2.2      Agreement dated October 11, 1994 among the Registrant, KnowledgeWare,
         Inc. and SSI Corporation./(1)/

2.3 First Amendment to Amended and Restated Agreement and Plan of Merger dated as of October 24, 1994 among the Registrant, KnowledgeWare, Inc.
         and SSI Corporation./(1)/

4.1      Certificate of Incorporation of the Registrant./(2)/

4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant./(3)/

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant./(4)/

4.4      Restated Bylaws of the Registrant./(5)/

4.5      Form of Common Stock Certificate./(6)/

5        Opinion of Jackson & Walker, L.L.P./(7)/

8        None.

12       None.

15       None.

23.1     Consent of Ernst & Young LLP./(7)/

23.2     Consent of Arthur Andersen LLP./(7)/

23.3     Consent of Coopers & Lybrand L.L.P./(7)/

23.4      Consent of Jackson & Walker, L.L.P. (included in its opinion filed as
          Exhibit 5 to this Registration Statement)./(7)/

24        Power of Attorney (appearing on page II-6 of this Registration
          Statement)./(7)/

25        None.

26        None.

27        None.

28        None.

99        Form of Escrow Agreement dated as of November 30, 1994 among the
          Registrant, KnowledgeWare, Inc., The First National Bank of Boston,
          N.A. and Stuart Finestone./(1)/

- ------------------------

/(1)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 33-56185 on Form S-4 and incorporated herein by reference.

/(2)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 2-82506 on Form S-1 and incorporated herein by reference.

/(3)/ Previously filed as an exhibit to the Registrant's Annual Report on Form
      10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.

/(4)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 33-69926 on Form S-8 and incorporated herein by reference.

/(5)/ Previously filed as an exhibit to the Registrant's Registration No. 33-
      47131 on Form S-8 and incorporated herein by reference.

/(6)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 2-86825 on Form S-1 and incorporated herein by reference.

/(7)/ Filed herewith.